UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Bird Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3723155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

406 Broadway, Suite 369 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A common stock, par value $0.0001 per share	The New York Stock Exchange

Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-256187

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and warrants to purchase shares of Class A Common Stock (the “Warrants”) of Bird Global, Inc. (the “Company”). The description of the Class A Common Stock and Warrants contained in the section titled “Description of Securities” in the final prospectus and definitive proxy statement, dated October 7, 2021, filed with the Securities and Exchange Commission on October 7, 2021 and forming a part of the Company’s registration statement on Form S-4 (File No. 333-256187) (the “Registration Statement”) to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 3, 2021

Bird Global, Inc.

By:	/s/ Yibo Ling
	Name:	Yibo Ling
	Title:	Chief Financial Officer

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